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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 2010 (except Note 1, as to which the date is                              ), in the Registration Statement (Form S-1) and related Prospectus of Euramax Holdings, Inc. for the registration of shares of its common stock.

Ernst & Young LLP

Atlanta, Georgia

The foregoing consent is in the form that will be signed upon the completion of the stock split described in Note 1 to the consolidated financial statements.

/s/ Ernst & Young LLP

Atlanta, Georgia
October 15, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm